Exhibit 99.1

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In re OVERSEAS SHIPHOLDING GROUP, INC., et al.

PLAN TERM SHEET

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This term sheet (the “Term Sheet”) sets forth the principal terms to be included in a chapter 11 plan of reorganization (the “Plan”) that is subject of the Plan Support Agreement dated February 11, 2014 between the Debtors and the Consenting Lenders.1 Capitalized terms used and not otherwise defined in this Term Sheet shall have the meanings ascribed to them in the Plan Support Agreement, or customarily ascribed to them in a plan of reorganization or disclosure statement as applicable.

THIS TERM SHEET IS NOT AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS OF A CHAPTER 11 PLAN WITHIN THE MEANING OF SECTION 1125 OF THE BANKRUPTCY CODE. ANY SUCH OFFER OR SOLICITATION WILL COMPLY WITH ALL APPLICABLE SECURITIES LAWS AND/OR PROVISIONS OF THE BANKRUPTCY CODE.

GENERAL
Company:	Overseas Shipholding Group, Inc. (“OSG”) and its affiliated debtors and debtors in possession (the “Debtors”).
Overview:

The Debtors will restructure their secured debt, unsecured debt, equity and other claims through the Plan under chapter 11 of title 11 of the U.S. Bankruptcy Code (the “Bankruptcy Code”), the material terms and conditions of which are set forth in this Term Sheet.

On the Plan effective date (the “Effective Date”), the reorganized Debtors will emerge from bankruptcy in their present corporate structure, with OIN and OBS remaining wholly-owned subsidiaries of OSG (“Reorganized OSG”).

Sources of Capital for the Plan:

The Plan contemplates using cash on hand, $625 million of debt financing [2] and, at the Debtors’ sole option, up to $150 million to be raised pursuant to the Rights Offering (as defined below) to fund distributions to be made under the Plan, as set forth herein.

The Plan shall provide for the issuance of Reorganized OSG Stock [3] and Reorganized OSG Jones Act Warrants (each as defined below) to certain claim and/or interest holders as set forth herein, as well as the reinstatement of certain debt.

[1]	The Consenting Lenders currently consist of the following entities (and/or each entity’s relevant affiliates) holding or managing entities that hold claims arising from that certain $1.5 billion Credit Agreement, dated as of February 9, 2006 (the “Credit Agreement”): (i) Angelo, Gordon Management LLC; (ii) Archview Investment Group L.P.; (iii) Caspian Capital LP; (iv) Citibank, N.A.; (v) Citigroup Financial Products Inc.; (vi) CQS Directional Opportunities Master Fund Limited; (vii) Credit Value Partners, LP; (viii) Goldman Sachs Lending Partners LLC.; (ix) Knighthead Capital Management, LLC; (x) Onex Credit Partners, LLC; (xi) Solus Alternative Asset Management LP; and (xii) Strategic Value Partners, LLC.
[2]	Assumes $625 million of new drawn exit financing plus up to approximately $200 million of undrawn revolver or additional drawn financing with proceeds remaining on the balance sheet. The financing shall be on customary, market-based terms that are reasonably satisfactory to the Debtors and the Consenting Lenders.

TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN
Treatment of Claims:

The Plan shall provide for the following treatment of claims:

(a)    Intercompany DIP Facility Claims – All Allowed claims related to the Intercompany DIP Facilities (the “DIP Facility Claims”) shall be satisfied in full in cash subject to a maximum of $50 million at OBS and $75 million at OIN. Recovery: 100%.

(b)   Administrative Claims (including Allowed administrative tax claims) – All Allowed administrative expense claims shall be satisfied in full in cash. Recovery: 100%.

(c)    Treatment of Priority Tax Claims – The priority tax claims (the “Priority Tax Claims”) shall be Allowed in an amount of $255,760,439.22 and shall be satisfied in full in cash. Recovery: 100%.

(d)   Priority Non-Tax Claims – Allowed priority non-tax claims (the “Priority Non-Tax Claims”) shall be satisfied in full in cash, unless the holder of an Allowed Priority Non-Tax Claim and the Debtors (with the consent of the Consenting Lenders and the Administrative Agent) or, after the Effective Date, Reorganized OSG agrees otherwise. Recovery: 100%.

(e)    CEXIM Secured Credit Facility Claims – The vessels securing the CEXIM secured credit facility shall be retained by the Debtors and Allowed claims arising under the CEXIM secured credit facility (the “CEXIM Secured Credit Facility Claims”) shall be satisfied in full in cash. Recovery: 100%.

(f)    DSF Secured Credit Facility Claims – The vessels securing the DSF secured credit facility shall be sold pursuant to a sale that will be executed in consultation with the Consenting Lenders. The Allowed claims arising in connection with the DSF secured credit facility (the “DSF Secured Credit Facility Claims”) shall be satisfied in full in cash. Recovery: 100%.

(g)    Other Secured Claims – On the Effective Date, to the extent any other Secured Claims exist, all such Secured Claims of the Debtors Allowed as of the Effective Date shall be satisfied in full by, subject to the consent of the Consenting Lenders and the Administrative Agent, either: (a) payment in full in cash; (b) reinstatement pursuant to section 1124 of the Bankruptcy Code; or (c) such other treatment necessary to satisfy section 1129 of the Bankruptcy Code. Recovery: 100%.

[3]	Those Consenting Lenders that do not comply with Jones Act citizenship requirements will receive a combination of Reorganized OSG Stock to the extent permissible and Reorganized OSG Jones Act Warrants (defined below), as determined by the Debtors to the reasonable satisfaction of the Consenting Lenders and the Administrative Agent, in compliance with the Jones Act.

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(h)   Senior Lender Claims – The Senior Lender Claims[4] shall be Allowed in an aggregate principal amount of approximately $1.5 billion plus prepetition contractual interest and postpetition contractual and default interest and all fees and expenses of the Administrative Agent (including the initial and any successor agent) and holders of Senior Lender Claims through the Effective Date of the Plan. On the Effective Date, the holders of the Allowed Senior Lender Claims shall receive, in full satisfaction of the Senior Lender Claims, (i) their pro rata share of all of the Reorganized OSG Stock (defined below)[5] and all of the Reorganized OSG Jones Act Warrants (defined below) issued pursuant to the Plan that is not otherwise distributed to holders of Existing Equity Interests (as defined below) and Subordinated Claims (as defined below) under the Plan, subject to dilution on account of the Management and Director Incentive Program (as defined below) and the Rights Offering (as defined below) and (ii) the right to participate in the Rights Offering. Recovery: 100%.

(i) 8.125% Unsecured Notes Claims and 7.5% Unsecured Notes Claims – The 8.125% Unsecured Notes[6] and the 7.5% Unsecured Notes [7] (collectively, the “Unmatured Notes”) shall be reinstated pursuant to section 1124 of the Bankruptcy Code, including payment of any applicable contractual and default interest. Recovery: 100%

(j) 8.75% Note Claims – Allowed 8.75% Unsecured Notes [8] Claims shall be satisfied in full in cash, including payment of any applicable contractual and default interest. Recovery: 100%.

(k)   Charter Rejection Claims – Allowed Charter Rejection Claims shall be satisfied in full in cash, including any applicable contractual and default post-petition interest. Recovery: 100%. default post-petition interest. Recovery: 100%.

[4]	“Senior Lender Claims” means those certain claims arising out of the Credit Agreement.
[5]	Those holders of Senior Lender Claims that do not comply with Jones Act citizenship requirements will receive a combination of Reorganized OSG Stock to the extent permissible and Reorganized OSG Jones Act Warrants (defined below), as determined by the Debtors to the reasonable satisfaction of the Consenting Lenders and the Administrative Agent, in compliance with the Jones Act.
[6]	“8.125% Unsecured Notes” means those 8.125% unsecured notes due 2018 issued by OSG pursuant to that certain indenture, dated March 29, 2010, between OSG and The Bank of New York Mellon Trust Company, N.A., as trustee.
[7]	“7.5% Unsecured Notes” means those 7.5% unsecured notes due 2024 issued by OSG pursuant to that certain indenture, dated February 19, 2004, between OSG and Wilmington Trust, National Association, as indenture trustee.
[8]	“8.75% Unsecured Notes” means those 8.75% unsecured notes due 2013 issued by OSG pursuant to that certain indenture, dated December 1, 1993, between OSG and The Chase Manhattan Bank (National Association), as trustee.

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Treatment of Subordinated Claims and Interests:

Existing Equity Interests and Subordinated Claims – On the Effective Date, holders of existing equity interests of OSG (“Existing Equity Interests”) and Allowed claims against OSG subordinated pursuant to section 510(b) (“Subordinated Claims”) shall receive a combination of Reorganized OSG Stock[10] and Reorganized OSG Jones Act Warrants issued pursuant to the Plan equal to an aggregate value of $61.4 million, subject to dilution on account of the Management and Director Incentive Program and the Rights Offering.

All other equity interests of the Debtors shall be retained by the applicable Debtor affiliates.

Rights Offering

Each holder of the Senior Lender Claims (an “Eligible Holder”) shall be granted the right (the “Subscription Rights”) to purchase up to its pro rata share of up to $150 million of Reorganized OSG Stock and Reorganized OSG Jones Act Warrants[11] at plan value on account of such holder’s Allowed Senior Lender Claim (the “Rights Offering”). Pursuant to an equity commitment agreement (the “Equity Commitment Agreement”)[12] using standard, market-based terms and in form and substance reasonably satisfactory to the Consenting Lenders, the Consenting Lenders shall subscribe for any unsubscribed shares (the “Unsubscribed Shares”) in proportion to the holdings set forth on each Consenting Lender’s respective signature page to the Plan Support Agreement and shall receive (i) a fee allocated among the Consenting Lenders as shall be provided in the Equity Commitment Agreement paid promptly following the Effective Date, at each Consenting Lender’s option, either in the form of (x) shares of Reorganized OSG Stock or Reorganized OSG Jones Act Warrants,[13] equal to 5% of the aggregate amount raised in the Rights Offering or (y) the cash equivalent thereof and (ii) reimbursement of all applicable fees and expenses. The Equity Commitment Agreement shall be executed by the Debtors and the Consenting Lenders on or before February 27, 2014.

Subscription Rights issued to each Eligible Holder shall be severable from such Eligible Holder’s allowed Claim and may be separately sold, transferred, assigned or pledged to other persons that are Eligible Holders as of the subscription date for the Rights Offering (so long as neither the sale, transfer, assignment or pledge of such Subscription Rights nor the subsequent exercise of such Subscription Rights will require registration under the Securities Act of 1933), in whole or in part with the consent of the Debtors, such consent not to be unreasonably withheld.

[9]	“Other Unsecured Claims” means all general unsecured claims at OSG, OBS, OBS subsidiaries, OIN and OIN subsidiaries, excluding the Senior Lender Claims, 8.125% Unsecured Notes Claims, 7.5% Unsecured Notes Claims, 8.75% Unsecured Notes Claims, and Charter Rejection Claims.
[10]	Those holders of Existing Equity Interests that do not comply with Jones Act citizenship requirements will receive a combination of Reorganized OSG Stock to the extent permissible and Reorganized OSG Jones Act Warrants, as determined by the Debtors to the reasonable satisfaction of the Consenting Lenders and the Administrative Agent in compliance with the Jones Act.
[11]	Those holders of Senior Lender Claims that do not comply with Jones Act citizenship requirements will receive a combination of Reorganized OSG Stock to the extent permissible and Reorganized OSG Jones Act Warrants (defined below), as determined by the Debtors to the reasonable satisfaction of the Consenting Lenders and the Administrative Agent, in compliance with the Jones Act.
[12]	Notwithstanding anything to the contrary herein or in the Plan Support Agreement, Citibank, N.A. shall have no obligation to enter into the Equity Commitment Agreement or otherwise subscribe to any Unsubscribed Shares in connection with the Rights Offering. Citigroup Global Markets Inc. (“CGMI”) shall enter into the Equity Commitment Agreement and shall have the sole obligation to ensure that CGMI or one of its affiliates shall subscribe to any Unsubscribed Shares for which Citibank, N.A. would have otherwise been obligated to purchase if it were a party to the Equity Commitment Agreement based upon Citibank, N.A.’s holdings set forth on its respective signature page to the Plan Support Agreement. Further, any rights owned by Citibank, N.A. in connection with the Rights Offering may be exercised by CGMI.

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CORPORATE GOVERNANCE AND MANAGEMENT
Board of Directors:	The Plan shall provide that Reorganized OSG will have an initial board of directors consisting of 7 members acceptable to the Consenting Lenders. The members of the initial board shall be disclosed in a plan supplement (the “Plan Supplement”).
Initial Officers:	All initial officers of the reorganized Debtors shall be disclosed in the Plan Supplement and shall be acceptable to the Consenting Lenders.

[13]	Those Consenting Lenders that do not comply with Jones Act citizenship requirements will receive a combination of Reorganized OSG Stock to the extent permissible and Reorganized OSG Jones Act Warrants (defined below), as determined by the Debtors with the consent of the Consenting Lenders and the Administrative Agent, in compliance with the Jones Act.

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Management and Director Incentive Program:	The Plan shall provide for Reorganized OSG to retain 10% of the Reorganized OSG Stock outstanding on a fully diluted basis, which Reorganized OSG will use to administer a management and director incentive program (the “Management and Director Incentive Program”), the terms of which shall be in form and substance reasonably satisfactory to the Requisite Consenting Lenders, and which Reorganized OSG Stock will be distributed over the lifetime of the Management and Director Incentive Program. The board of directors of Reorganized OSG will determine the initial grants under the Management and Director Incentive Program, which shall be in form and substance reasonably satisfactory to the Requisite Consenting Lenders.
New Equity:

Reorganized OSG Stock – Reorganized OSG shall issue one class of common stock, par value $0.01 per share (the “Reorganized OSG Stock”). The Reorganized OSG Stock shall be issued pursuant to section 1145 of the Bankruptcy Code or otherwise be freely transferable under applicable securities laws without further registration and shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Lenders.

Reorganized OSG Jones Act Warrants – Reorganized OSG shall issue penny warrants (the “Reorganized OSG Jones Act Warrants”) on the Effective Date or as soon as reasonably practicable thereafter to those holders of claims and interests that do not comply with Jones Act citizenship requirements but which are otherwise entitled to receive Reorganized OSG Stock under the Plan. The Reorganized OSG Jones Act Warrants are to be fully compliant with Jones Act citizenship requirements. The Reorganized OSG Jones Act Warrants shall be issued pursuant to section 1145 of the Bankruptcy Code or otherwise freely transferable under applicable securities laws without further registration and shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Lenders.

Cancellation of Notes, Instruments, Certificates and Other Documents:	On the Effective Date, except to the extent otherwise provided under the Plan, all notes, instruments, certificates, and other documents evidencing claims or interests of the Debtors shall be cancelled and the obligations of the Debtors related thereto shall be discharged.
Issuance of New Securities; Execution of Plan Documents:	On the Effective Date or as soon as reasonably practicable thereafter, Reorganized OSG shall issue all securities, notes, instruments, certificates, and other documents required to be issued pursuant to the Plan.
Registration Rights Agreement:	On the Effective Date or as soon as reasonably practicable thereafter, Reorganized OSG shall enter into a registration rights agreement providing for customary registration rights for the Reorganized OSG Stock and Reorganized OSG Jones Act Warrants, as applicable, covering registration of securities owned by affiliates of OSG, which registration rights agreement shall be filed as part of the Plan Supplement and shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Lenders.

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Stock Listing:	Reorganized OSG shall become and remain an SEC registrant at all times. Reorganized OSG Stock and Reorganized OSG Jones Act Warrants shall be listed on a national securities exchange or over the counter upon emergence or as soon as reasonably practicable thereafter.
OTHER PLAN PROVISIONS
Conditions to Confirmation and Consummation:

Conditions precedent to the occurrence of the Effective Date, each of which may be waived in writing by the Consenting Lenders and the Administrative Agent, shall include, without limitation, the following:

(a)    Each of the Plan, Disclosure Statement, and Plan Supplement (including, with respect to any amendments, modifications, supplements and exhibits thereto related to the foregoing) shall be in form and substance reasonably satisfactory to the Debtors and the Requisite Consenting Lenders and the Administrative Agent;

(b)   The Confirmation Order shall have been entered and not stayed, and shall be in form and substance reasonably satisfactory to the Requisite Consenting Lenders and the Administrative Agent;

(c)    All actions, documents, certificates, and agreements necessary to implement the Plan shall have been effected or executed and delivered to the required parties and, to the extent required, filed with the applicable government units in accordance with applicable law.

(d)   All governmental or others approvals required to effectuate the terms of this Plan shall have been obtained, including, without limitation, any approvals with respect to the Jones Act businesses.

Releases and Exculpations:	The Plan shall include customary release and exculpation provisions, including without limitation with respect to the Debtors, the Administrative Agent, the Consenting Lenders, and each of the holders of Senior Lender Claims under the Credit Agreement, and their respective affiliates, officers, directors, advisors and professionals.

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Consenting Lender Fee Claims	Pursuant to the Plan Support Agreement, reasonable documented out-of-pocket costs and expenses incurred by the Administrative Agent and the Consenting Lenders shall be paid promptly following entry of the Plan Support Agreement Approval Order (with respect to costs and expenses incurred prior to the date of the Plan Support Agreement) and promptly upon delivery of an invoice to the Debtors, but in no event later than ten (10) business days following such delivery (with respect to future costs and expenses).
Executory Contracts and Unexpired Leases:	Executory contracts and unexpired leases shall be assumed or rejected pursuant to a schedule to be attached to the Plan Supplement including any amendments thereto, the contents of which shall be reasonably satisfactory to the Requisite Consenting Lenders and the Administrative Agent. All of the Debtors’ pension plans, collective bargaining agreements and independent contractor agreements shall be treated as executory contracts under the Plan and shall be assumed on the Effective Date.
Guarantees by Reorganized OSG:	Reorganized OSG shall issue such replacement guarantees in respect of the Debtors’ or their affiliates’ obligations as may be required (including without limitation, charters, pension obligations of OSG Ship Management UK, and obligations of the FSO and LNG joint ventures).
Avoidance Actions and Other Claims of the Estates:	All avoidance actions and other claims of the Debtors shall revest in Reorganized OSG in a manner satisfactory to the Requisite Consenting Lenders and the Administrative Agent.
Establishment of Reserves:	On the Effective Date, the applicable Debtors shall establish a reserve or reserves for administrative claims and any claims that are disputed as of the Effective Date. On the Effective Date, an agent to be agreed upon between the Company and the Consenting Lenders shall be appointed the administrative and disputed claims agent. Any amounts remaining in such reserve or reserves shall revest in Reorganized OSG.
Residual Assets:	On the Effective Date, all assets of the estates not distributed to creditors or other interest holders, or otherwise held in reserve, shall revest in Reorganized OSG.
Resolution of Disputed Claims:	The Plan shall provide customary terms for the resolution of disputed claims and any reserves therefor.
Retention of Jurisdiction:	The Plan shall provide for the retention of jurisdiction by the Bankruptcy Court with respect to the resolution of claims and any other usual and customary matters.
Definitive Documents:	This Term Sheet is subject to definitive documentation, which shall be consistent with the terms of this Term Sheet and otherwise reasonably satisfactory to the Debtors, the Consenting Lenders and the Administrative Agent.

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